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                                                                 EXHIBIT 10.14


                               STOCK PURCHASE AGREEMENT

    This STOCK PURCHASE AGREEMENT, made as of this 22nd day of May 1997, is entered into by and between Axiom Inc., a Delaware corporation ("Axiom"), and Securicor 3 Net Limited, an English corporation ("3 Net").

                                      BACKGROUND
                                      ----------

    Axiom is the owner of all of the issued and outstanding capital stock of Securicor 3 Net Inc., a Delaware corporation ("3 Net Delaware")(such shares owned by Axiom are hereinafter referred to as the "Shares").

    3 Net and Axiom are both indirect wholly-owned subsidiaries of Securicor plc, an English corporation ("Securicor").

    3 Net desires to purchase, and Axiom desires to sell, the Shares upon the terms and conditions set forth below.

    NOW THEREFORE, in consideration of the presents and the mutual agreements contained in this Agreement and intending to be legally bound, the parties agree as follows:

    1. Sale and Purchase of Shares. Axiom hereby sells, transfers, assigns and delivers to 3 Net, and 3 Net hereby purchases, assumes and accepts from Axiom, all of Axiom's right, title and interest in and to the Shares. Concurrently with the execution and delivery of this Agreement, Axiom is delivering to 3 Net a certificate or certificates representing the Shares with a stock transfer power duly executed in blank attached thereto.

    2. Purchase Price; Payment. In consideration of the transfer of the Shares, 3 Net shall pay to Axiom an amount in cash equal to the Book Value
(as defined below) (the "Purchase Price"), which the Board of Directors of
Axiom has determined to be fair value for the Shares.   For the purposes of
this Agreement, Book Value shall mean book value of the Shares as recorded on the unaudited balance sheet of Axiom at April 30, 1997. Contemporaneously with delivery of the Shares, 3 Net shall pay the Purchase Price to Axiom by check, wire transfer or book entry adjustment through the inter-company payment system operated by Securicor.

    3. Further Assurances. The parties agree to execute and deliver all such other instruments and take all such other action as any party may reasonably request from time to time, without payment of further consideration, in order to effectuate the transactions provided for herein.

    4. Entire Agreement; Binding Nature of Agreement. This Agreement contains the entire understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. The



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express terms hereof control and supersede any course of performance and/or usage of trade inconsistent with any of the terms hereof. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

    5. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

    IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first above written.

                        AXIOM INC.



                        By:     /s/ Edmund A. Hough
                             ---------------------------------
                                Dr. Edmund A. Hough,
                             Chairman, President and Chief Executive Officer


                        SECURICOR 3 NET LIMITED



                        By:     /s/ Michael Wilkinson
                             ---------------------------------
                                 Michael Wilkinson, Finance Director


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